SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File No.)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On June 5, 2008, registrant’s board of directors, based on information provided by management, and in consultation with management, concluded that the financial statements and the related reports of its independent public accountants, earnings press releases, and similar communications previously issued by registrant should not be relied upon as a consequence of the pending restatement of registrant’s historical financial statements. A description of the facts underlying that conclusion to the extent known to registrant at the date hereof is set forth in the first through sixth paragraphs of registrant’s press release of June 5, 2008 attached as Exhibit 99.1 to this Report, which are incorporated herein by reference. MRV’s management and members of the board’s audit committee have discussed the matters disclosed in this Report and in the press release attached hereto with Ernst & Young LLP, MRV’s independent registered public accounting firm.

Item 8.01	Other Events.
On June 5, 2008 registrant issued a press release a copy of which is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Registrant’s press release of June 5, 2008.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 5, 2008	MRV COMMUNICATIONS, INC.
	By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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